Exhibit 21
APPENDIX A

CONSOLIDATED (MORE THAN 50% OWNED AND CONTROLLED) SUBSIDIARIES
OF NORFOLK SOUTHERN CORPORATION AND STATES OF INCORPORATION
AS OF JANUARY 31, 2024

STATE OR COUNTRY OF INCORPORATION
General American Insurance Company	Georgia
Norfolk Southern Properties, Inc.	Virginia
Norfolk Southern Railway Company	Virginia
NS Fiber Optics, Inc.	Virginia
T-Cubed of North America, LLC	Delaware
Thoroughbred Technology and Telecommunications, LLC	Virginia

Norfolk Southern Railway Company Subsidiaries
Airforce Pipeline, Inc.	North Carolina
Alabama Great Southern LLC	Virginia
Alabama Great Southern Railroad Company, The	Alabama
Camp Lejeune Railroad Company	North Carolina
Carolina and Northwestern Railway Company	Delaware
Central of Georgia Railroad Company	Georgia
Chesapeake Western Railway	Virginia
Cincinnati, New Orleans and Texas Pacific Railway Company, The	Ohio
Citico Realty Company	Virginia
CNOTP LLC	Ohio
Georgia Southern and Florida Railway Company	Georgia
GSFR LLC	Georgia
High Point, Randleman, Asheboro and Southern Railroad Company	North Carolina
HPRASR LLC	North Carolina
Interstate Railroad Company	Virginia
Lamberts Point Barge Company, Inc.	Virginia
Mobile and Birmingham Railroad Company	Alabama
Norfolk and Portsmouth Belt Line Railroad Company	Virginia
Norfolk Southern International, Inc.	Virginia
Norfolk Southern - Mexico, LLC	Virginia
NorfolkSouthernMexicana, S. de R.L. de C.V.	Mexico
North Carolina Midland Railroad Company, The	North Carolina
NS Spectrum Corporation	Virginia
Rail Investment Company	Delaware
Reading Company, LLC [Virginia]	Virginia
RIC LLC	Delaware
South Western Rail Road Company, The	Georgia
Southern Rail Terminals, Inc.	Georgia
Southern Rail Terminals of North Carolina, Inc.	North Carolina
Southern Region Materials Supply, Inc.	Georgia
State University Railroad Company	North Carolina
S-VA Corporation	Virginia
TCV, Inc.	Delaware
Thoroughbred Direct Intermodal Services, Inc.	Pennsylvania
Thoroughbred Emissions Research, LLC	Virginia
Thoroughbred Funding, Inc.	Virginia
Transworks Inc.	Virginia
Triple Crown Services Company	Delaware

APPENDIX A

STATE OR COUNTRY OF INCORPORATION
Norfolk Southern Railway Company Subsidiaries (continued)
Triple Crown Services, Inc	Virginia
Virginia and Southwestern Railway Company	Virginia
Wheelersburg Terminal LLC	Virginia
Yadkin Railroad Company	North Carolina
Yadkin Railroad Investment LLC	North Carolina

Norfolk Southern Properties, Inc. Subsidiaries
Alexandria-Southern Properties, Inc.	Virginia
Arrowood-Southern Company	North Carolina
Nickel Plate Improvement Company, Inc., The	Indiana
NS Transportation Brokerage Corporation	Virginia
Sandusky Dock Corporation	Virginia
Southern Region Industrial Realty, Inc.	Georgia
Virginia Holding Corporation	Virginia
Westlake Land Management, Inc.	Florida
In addition, NS owns direct or indirect equity interest in:
Conrail Inc.
Consolidated Rail Corporation and its consolidated subsidiaries
CRR Holdings LLC
Delaware Otsego Corporation
DOCP Acquisition, LLC
Green Acquisition Corp.